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                                                                    EXHIBIT 23.1





                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Allstate Corporation on Form S-3 of our reports dated February 20, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Chicago, Illinois
August 18, 1998